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                           ASSET PURCHASE AGREEMENT

THIS AGREEMENT entered into in the City of Toronto, Province of Ontario as of August 24, 1995


BETWEEN: BROOKLINE MINERALS INC., a company incorporated under the laws of Canada, having its head office at 900-999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

             ("Brookline")


AND: ORVILLIERS RESOURCES LTD., a company incorporated under the laws of Canada, having its head office at 900-999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

             ("Orvilliers")


     WHEREAS Brookline has agreed to sell to Orvilliers, and Orvilliers has agreed to purchase from Brookline, the entire interest of Brookline in the Properties and all of Brookline's interest in the assets, contracts and agreements located on or related to the Properties, on and subject to the terms and conditions of this Agreement;

     WITNESSES THAT, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby mutually acknowledged), the parties agree as follows:

                             ARTICLE 1
                           INTERPRETATION

1.1 DEFINITIONS. In this Agreement, unless the subject matter or context is inconsistent therewith:

         "AGREEMENT", "HEREIN", "HEREOF", "HEREUNDER" and words of similar import mean this agreement and all amendments made hereto in writing by the parties hereto;

         "ASSUMED OBLIGATIONS" has the meaning specified in subsection 3.4;

         "BROOKLINE SUCCESSORS" means all successors of Brookline;



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         "CLAIMS" means all mining claims and mining leases held by Brookline;

         "CLOSING DATE" means the date of execution of this Agreement;

         "CONTRACTS" means contracts and agreements entered into before the Closing Date (including leases, rights to use land, guarantees, warranties and indemnities) to which Brookline is a party or subject or of which Brookline has any benefit or advantage in connection with the Properties;

         "ENCUMBRANCE", in respect of any property or assets, means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any hypothec, privilege, lien, mortgage, right of giving in payment, resolutory clause, charge, pledge, security interest, assignment, lease, option, easement, servitude, right-of-way, encroachment (whether from or on such property or assets), restrictive covenant, right of use or usufruct, royalty right or any other right or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, or any interest in, or the right to use or occupy such property or assets;

         "ENVIRONMENTAL LAWS" means all laws, statutes, acts, by-laws, regulations, ordinances, orders, orders in council, rules and codes, certificates of authorization, permits, authorizations, policies, directives and guidelines adopted or issued either by or under the authority of, or any agreements with or requests from, any Governmental Authority having jurisdiction over the Purchased Assets, or the Properties, relating in whole or in part to the environment or its protection;

         "ENVIRONMENTAL LIABILITIES" means all liabilities (whether present or future or accrued, actual, contingent or otherwise), fines, penalties, claims, suits, actions, debts, damages, costs, obligations, judgments, decisions, rulings, awards, demands orders, ordinances, directives, declarations, injunctions, decrees, writs, requests and notices for which Brookline or any Brookline Successor, is or may become responsible and which relate to, result from or could result from (i) environmental conditions on or in respect of the Purchased Assets, or the Properties, whether such environmental conditions are on, in, above or under the Purchased Assets, or the Properties, or any other property and whether they existed prior to, are existing on, or arise subsequent to the Closing Date, or (ii) any past, present or future activities carried on or to be carried on by any Person at, from or in connection with the Purchased Assets or the Properties which had, has or could have any impact on the environment;

         "GOVERNMENTAL AUTHORITY" means Canada, any Province or Territory of Canada in which any of the Properties are located and any regional, municipal, local or other political subdivision of such Province or Territory and includes any agency, department, commission, board, bureau or instrumentality thereof and any other



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         Person exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto;

         "GST" means federal goods and services tax imposed under Part IX of the EXCISE TAX ACT (Canada);

         "IMPROVEMENTS" means any mill and plants, buildings, structures, fixtures and other improvements situate on or in any way appertaining to the Properties as the case may be;

         "PERMITS" means all permits, licenses, certificates, approvals, authorizations, consents and the like issued by any Governmental Authority which are held by or for Brookline in connection with the Purchased Assets;

         "PERSON" includes any individual, corporation, body corporate, partnership, limited partnership, joint venture, trust, estate, unincorporated association or other entity or any government or governmental authority (including any Governmental Authority) however designated or constituted;

         "PROPERTIES" means the properties described in Schedule "A";

         "PURCHASED ASSETS" has the meaning specified in subsection 2.1; and

         "RECORDS" means plans, specifications, drawings (including electrical, mechanical and structural drawings), manuals, architects' renderings, engineering reports, appraisals, mining reports, maps, surveys and other similar documentation and records pertaining to the Properties.


1.2      SCHEDULES.  The following are the Schedules attached to this
Agreement:

         Schedule A:         Properties


1.3 INTERPRETATION. In and for the purpose of this Agreement, except as otherwise expressly provided:

1.3.1 all references in this Agreement to designated "Articles", "subsections" and other subdivisions or Schedules are to the designated Articles, subsections and other subdivisions or Schedules of or attached to this Agreement;



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                                     -4-

1.3.2 the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

1.3.3 the singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language (such as "without limitation" or "but not limited to " or words of similar import) is used with reference thereto);

1.3.4 all amounts in this Agreement are stated and are to be paid in lawful currency of Canada; and

1.3.5 any reference to a corporate entity includes and is also a reference to a corporate entity that is a successor to such corporate entity.

1.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof. There are no warranties, representations, covenants or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement.

1.5 GOVERNING LAW. This Agreement will be interpreted and the rights and remedies of the parties hereto determined in accordance with the laws of the Province of Quebec. The parties hereto agree to the jurisdiction of the Superior Court, District of Montreal.

                                  ARTICLE 2
                              PURCHASE AND SALE

2.1 PURCHASE AND SALE. On and subject to the terms and conditions hereof, Orvilliers hereby purchases from Brookline and Brookline hereby sells, assigns and transfers to Orvilliers the entire right, title and interest of Brookline in and to all of the property and assets of every kind and description relating to the Properties (collectively the "Purchased Assets"), including (without duplication):

2.1.1    the Claims;

2.1.2    all surface rights and other rights pertaining to the Properties;

2.1.3    the Improvements;



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                                     -5-

2.1.4 the machinery and equipment and rolling stock belonging to Brookline located on or used in connection with the Properties;

2.1.5 the rights of Brookline under all Contracts relating to the Properties;

2.1.6    the Records; and

2.1.7    the Permits, to the extent the same are assignable.

2.2 BASIS OF SALE. Orvilliers acknowledges and agrees in favour of Brookline that:

2.2.1 Orvilliers is acquiring the Purchased Assets from Brookline on an "AS IS WHERE IS" basis, at the sole risk and peril of Orvilliers and subject to no representations and warranties other than the representations and warranties of Brookline set forth in subsection
         4.1 of this Agreement;

2.2.2 Orvilliers is familiar with and has made all such inspections, investigations and verifications of the Purchased Assets as Orvilliers has deemed appropriate; and

2.2.3 in the event the consents of certain Persons are required for the transfer of the Purchased Assets, Orvilliers undertakes to obtain all such consents to the complete exoneration of Brookline.


                                  ARTICLE 3
                                PURCHASE PRICE

3.1 PURCHASE PRICE. The purchase price ("Purchase Price") payable by Orvilliers to Brookline for the Purchased Assets shall be the issuance by Orvilliers of fully paid and non-assessable common shares in its capital stock.

3.2 Upon the Closing, Orvilliers will issue to Brookline one thousand (1,000) fully paid and non-assessable Common shares in its capital stock.

3.3 The parties agree to file a joint election in accordance with subsection 85(1) of the Income Tax Act (Canada) and section 518 of the Quebec Taxation Act so that the Purchased Assets will be deemed to have been sold by Brookline to Orvilliers and acquired by Orvilliers for a consideration equal to the cost amount of the Purchased Assets for income tax purposes.

3.4 ASSUMPTION OF LIABILITIES. Orvilliers hereby assumes and undertakes to observe, perform, pay, fulfil and discharge to the entire exoneration of Brookline, the Brookline Successors and their respective directors and officers (past, present and future):



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                                     -6-

3.4.1 all of the obligations and liabilities (whether present or future or accrued, actual, contingent or otherwise) of Brookline, the Brookline Successors and their respective directors and officers (past, present and future) relating to the Purchased Assets or the Properties, including without limitation all liabilities, penalties and obligations arising from a cause of action or event or condition or state of facts occurring or existing at or prior to or after the Closing Date or relating to any past, present or future activities carried on or to be carried on by any Person at or from or in connection with the Purchased Assets or the Properties; and

3.4.2    all Environmental Liabilities;

(all of the foregoing obligations and liabilities in paragraphs 3.4.1 and 3.4.2 are herein collectively referred to as the "Assumed Obligations").

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES

4.1 BROOKLINE'S REPRESENTATIONS AND WARRANTIES. Brookline represents and warrants to Orvilliers that:

4.1.1 Brookline is a corporation duly incorporated and validly subsisting under the laws of Canada with the corporate power to own its assets and to carry on its business as presently conducted by it;

4.1.2 Brookline has all of the necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder; the execution and delivery of this Agreement, and the completion and performance of Brookline's obligations hereunder have been duly authorized by all necessary corporate action on the part of Brookline; and this Agreement has been executed by its duly authorized officers and constitutes a legal, valid and binding obligation of Brookline, enforceable in accordance with its terms;

4.1.3 neither the entering into or delivery of this Agreement by Brookline, nor the completion of any of the transactions contemplated hereby violate, contravene, breach or result in a default under any provision of any existing law, statute or regulation to which Brookline is subject, its constating documents or by-laws or any resolution of its directors or shareholders or any indenture, loan, agreement or other instrument to which it is a party or by which it is bound; and

4.1.4 Brookline is not a non-resident within the meaning of the INCOME TAX ACT (Canada) and the TAXATION ACT (Quebec).



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4.2      ORVILLIERS' REPRESENTATIONS AND WARRANTIES.  Orvilliers represents and warrants to Brookline that:

4.2.1 Orvilliers is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation with the corporate power to own its assets and to carry on its business as presently conducted by it;

4.2.2 Orvilliers has all of the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; the execution and delivery of this Agreement and the completion and performance of Orvilliers's obligations hereunder have been duly authorized by all necessary corporate action on the part of Orvilliers; and this Agreement has been executed by its duly authorized officers and constitutes a legal, valid and binding obligation of Orvilliers, enforceable in accordance with its terms;

4.2.3 neither the entering into or delivery of this Agreement nor the completion of any of the transactions contemplated hereby violate, contravene, breach or result in a default under any provision of any existing law, statute or regulation to which Orvilliers is subject, its constating documents or by-laws or any resolution of its directors or shareholders or any indenture, loan, agreement or other instrument to which it is a party or by which it is bound; and

4.2.4 except for the approvals and consents referred to in paragraph 2.2.3, all of which have been obtained, no consent or approval is required from any Person to permit each of Orvilliers and Brookline to enter into, execute and deliver and to perform its obligations under this Agreement.


4.3 SURVIVAL OF ORVILLIERS' REPRESENTATIONS. The representations and warranties and indemnities of Orvilliers contained herein shall survive, and shall continue in full force and effect, following the completion of the sale and purchase herein provided for.


                                  ARTICLE 5
                                 INDEMNITIES

5.1 ORVILLIERS INDEMNITY. Orvilliers shall indemnify and hold Brookline, the Brookline Successors and their respective directors and officers (past, present and future) harmless from and against, and shall, if requested, assume the defence of Brookline, the Brookline Successors and such directors and officers in connection with, all losses, liabilities (whether present or future or accrued, actual, contingent or otherwise), claims, demands, damages, suits, actions, debts, penalties, charges, judgments, costs, expenses (including reasonable legal and consultants' fees, expenses and costs) and other injuries (collectively the "Liabilities") directly or indirectly or in



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                                     -8-

any manner accruing from, arising out of or with respect to or relating to any representation or warranty of Orvilliers contained herein being untrue or incorrect or the failure of Orvilliers to diligently and promptly observe, perform, pay, fulfil or discharge any of its obligations pursuant hereto or thereto, including the obligations set forth in subsection 3.4.

5.2 THIRD PARTY PROCEEDING. Brookline (or Brookline Successors, as the case may be) will promptly notify Orvilliers of any proceeding commenced by any Person against Brookline in respect of which Brookline, the Brookline Successors or their respective directors and officers intends to make a claim under subsection 5.1 (provided that any failure to so notify shall not in any way impact or restrict the rights to indemnification provided for under subsection 5.1) and the following provisions will govern any such proceeding:

5.2.1 if requested, Orvilliers will be obligated to assume the defence of such proceeding against Brookline, the Brookline Successors and such directors and officers in a bona fide and diligent fashion and will bear all Liabilities associated therewith;

5.2.2 Brookline, the Brookline Successors and such directors and officers will have the right to join Orvilliers as a party to such proceeding and Orvilliers hereby agrees to the entry of an order making Orvilliers a party to such proceeding;

5.2.3    if Orvilliers assumes the defence of such proceeding;

         5.2.3.1 Brookline and the Brookline Successors will cooperate with Orvilliers in connection therewith (including by providing to Orvilliers information in the possession of Brookline and the Brookline Successors which is requested by Orvilliers for use in contesting the same) provided that Orvilliers on demand pays all costs and expenses incurred by Brookline and the Brookline Successors in doing so,

         5.2.3.2 Orvilliers will provide Brookline and the Brookline Successors with copies of all pleadings and other documents in connection with such proceeding and such other information in respect of the same as Brookline and the Brookline Successors may from time to time request,

         5.2.3.3 Orvilliers will select and employ legal counsel to appear and to participate in such proceeding on behalf of Brookline and the Brookline Successors and such directors and officers (subject to the approval of such legal counsel by Brookline and the Brookline Successors, which approval will not be unreasonably withheld),

         5.2.3.4 Orvilliers will have the sole authority for the direction of such proceeding provided that such proceeding seeks only monetary damages and does not seek any injunction or other extraordinary relief or specific performance against Brookline and the Brookline Successors and such directors and officers but, otherwise, Brookline and the Brookline Successors will be entitled to participate in and, in the



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                                     -9-

event of disagreement between Brookline and the Brookline Successors and Orvilliers, to make all decisions regarding the direction of such proceeding in respect of any injunction or other extraordinary relief or specific performance against Brookline and the Brookline Successors sought in such proceeding, and

5.2.3.5 Orvilliers will be the sole judge of the acceptability of any compromise or settlement of such proceeding:

              5.2.3.5.1 which results in the complete release of Brookline and the Brookline Successors and such directors and officers from all Liabilities which are the subject of such proceeding in respect of which Brookline, the Brookline Successors and such directors and officers have made or intend to make a claim under subsection 5.1,

              5.2.3.5.2 the terms of which involve no more than the payment of money (that is Brookline, the Brookline Successors and such directors and officers are not required to admit any wrongdoing or to take or refrain from taking any substantial action), and

              5.2.3.5.3 so long as Brookline and the Brookline Successors are satisfied acting reasonably, that the full amount of money required to be paid by Brookline and the Brookline Successors as a result of such settlement and in connection with such Liabilities will be paid by Orvilliers, but, otherwise, such compromise or settlement will require the prior written approval of Brookline and the Brookline Successors (which approval will not be unreasonably withheld), and

5.2.4 if Orvilliers does not assume the defence of such proceeding, Brookline and the Brookline Successors will be entitled (but not obligated) to assume the defence of such proceeding in which case Orvilliers will bear all Liabilities associated therewith without prejudice to Brookline's and the Brookline Successors' rights to require Orvilliers to assume such defence and to all of their recourse against Orvilliers, including their right to recovery against Orvilliers under subsection 5.1.

5.3 BROOKLINE INDEMNITY. Brookline hereby agrees to indemnify and save harmless Orvilliers from and against all losses, liabilities (whether present or future or accrued, actual, contingent or otherwise), claims, demands, damages, suits, actions, penalties, debts, charges, judgments, costs, expenses (including reasonable legal and consultants' expenses and costs) and other injury directly or in any manner accruing from, arising out of or with respect to or relating to any representation or warranty of Brookline contained herein being untrue or incorrect or the failure of Brookline to observe or perform any of its obligations pursuant hereto.



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The provisions of subsection 5.2 will apply, MUTATIS MUTANDIS, to any proceeding commenced by any Person against Orvilliers in respect of which Orvilliers intends to make a claim under this section as if references therein to Brookline were to Orvilliers and references therein to Orvilliers were to Brookline.

                                  ARTICLE 6
                                   GENERAL

6.1 TAXES. Orvilliers will pay all GST, provincial sales taxes, transfer taxes and other similar taxes and duties (other than income or capital gains taxes) to the extent such taxes and duties are exigible in connection with the transactions contemplated hereby.

6.2 EXPENSES. All costs and expenses (including, without limitation, the fees and disbursements of legal counsel, but excluding all taxes and duties referred to in subsection 6.1) incurred in connection with the negotiation and the execution and delivery of this Agreement shall be paid by the party incurring such expenses.

6.3      TIME.  Time shall be of the essence hereof.

6.4 ENUREMENT AND ASSIGNMENT. This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

6.5 NO BROKER. Each party represents and warrants to the other that it has not been represented by or engaged the services of any broker, agent or other intermediary in connection with this Agreement and all transactions contemplated herein and shall indemnify each other party against any claim resulting from a breach of this warranty.

6.6      NOTICES.  Any demand, notice or other communication
("Communication") to be given in connection with this Agreement shall be given in writing by personal delivery or by facsimile communication addressed to the recipient as follows:

to Orvilliers Resources Ltd.:    Orvilliers Resources Ltd.
                                 900-999 West Hastings Street
                                 Vancouver, British Columbia
                                 V6C 2W2

                                 ATTENTION:  PRESIDENT


to Brookline Minerals Inc.:      Brookline Minerals Inc.
                                 900-999 West Hastings Street
                                 Vancouver, British Columbia
                                 V6C 2W2



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                                     -11-

                        ATTENTION:  PRESIDENT

or to such other address, facsimile number or individual as may be designated by notice given by either party to the other. Any communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof.

6.7 LANGUAGE OF CONTRACT. Each of the parties acknowledges having requested and being satisfied that this document be drawn in English. Chacune des parties reconnait avoir demande que ce document soit redige en anglais et s'en declare satisfaite.

6.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF the parties have duly executed this Agreement in the City of Vancouver, Province of British Columbia as of the date first above written.

                                    BROOKLINE MINERALS INC.


                                    per: /s/
___________






                                    ORVILLIERS RESOURCES LTD.


                                    per: /s/
___________




(121298)